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                                                                    Exhibit 23.5


                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 7, 1997 relating to the December 31, 1996 financial statements of Shared Technologies Fairchild Inc. included in the Intermedia Communications Inc. Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 Registration Statement to register 8,000,000 Depositary Shares (each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock), 80,000 shares of 7% Series F Junior Convertible Preferred Stock, 4,753,417 shares of Common Stock issuable upon conversion of the Depositary Shares and/or the 7% Series F Junior Convertible Preferred Stock, and Common Stock issuable as dividends on the 7% Series F Junior Convertible Preferred Stock.


          /s/ Arthur Andersen



Washington, D.C.
September 1, 1998